Exhibit 10.2
CHINA HYDROELECTRIC CORPORATION
2008 SHARE INCENTIVE PLAN
1. Establishment, Purpose and Types of Awards
     CHINA HYDROELECTRIC CORPORATION, a Cayman Islands exempted company (the “Company”), hereby establishes the CHINA HYDROELECTRIC CORPORATION 2008 SHARE INCENTIVE PLAN (the “Plan”). The purpose of the Plan is to promote the long-term growth and profitability of the Company by (i) providing key people with incentives to improve shareholder value and to contribute to the growth and financial success of the Company through their future services, and (ii) enabling the Company to attract, retain and reward the best-available persons.
     The Plan permits the granting of share options (including incentive share options qualifying under Code section 422 and nonstatutory share options), share appreciation rights, restricted or unrestricted share awards, phantom shares, performance awards, other share-based awards, or any combination of the foregoing.
2. Definitions
     Under this Plan, except where the context otherwise indicates, the following definitions apply:
     (a) “Administrator” means the Board or the committee(s) or officer(s) appointed by the Board that have authority to administer the Plan as provided in Section 3 hereof.
     (b) “Affiliate” means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Company (including, but not limited to, joint ventures, limited liability companies, and partnerships). For this purpose, “control” shall mean ownership of 50% or more of the total combined voting power or value of all classes of shares or interests of the entity, or the power to direct the management and policies of the entity, by contract or otherwise.
     (c) “Award” means any share option, share appreciation right, share award, phantom share award, performance award, or other share-based award.
     (d) “Board” means the Board of Directors of the Company.
     (e) “Change in Control” means: (i) the acquisition (other than from the Company) by any Person, as defined in this Section 2(e), of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 50% or more of (A) the then outstanding shares of the securities of the Company, or (B) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Company Voting Shares”); (ii) the closing of a sale or other conveyance of all or substantially all of the assets of the Company; or (iii) the effective time of any merger, share exchange, consolidation, or other business combination involving the Company if immediately after such transaction persons who hold a majority of the outstanding voting shares entitled to vote generally in the election of directors of the surviving entity (or the entity owning 100% of such surviving entity) are not persons who, immediately prior to such transaction, held the Company Voting Shares; provided, however, that a Change in Control shall not include a public offering of capital share of the Company and provided, further, that for purposes of any Award or subplan that constitutes a “nonqualified deferred compensation plan,” within the meaning of Code section 409A, the Administrator, in its discretion, may specify a different definition of Change in Control in order to comply with the provisions of Code section 409A. For purposes of this Section 2(e), a “Person” means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended, other than: employee benefit plans sponsored or maintained by the Company and by entities controlled by the Company or an underwriter of the Ordinary Shares in a registered public offering.

     (f) “Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.
     (g) “Fair Market Value” means, with respect to the Company’s Ordinary Shares for any purpose on a particular date, the value determined by the Administrator in good faith. However, if the Ordinary Shares are registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and listed for trading on a national exchange or market, “Fair Market Value” means, as applicable, (i) either the closing price or the average of the high and low sale price on the relevant date, as determined in the Administrator’s discretion, quoted on the New York Stock Exchange, the American Stock Exchange, the Nasdaq Global Select Market, or the Nasdaq Global Market; (ii) the last sale price on the relevant date quoted on the Nasdaq Capital Market; (iii) the average of the high bid and low asked prices on the relevant date quoted on the Nasdaq OTC Bulletin Board Service or by the National Quotation Bureau, Inc. or a comparable service as determined in the Administrator’s discretion; or (iv) if the Ordinary Shares are not quoted by any of the above, the average of the closing bid and asked prices on the relevant date furnished by a professional market maker for the Ordinary Shares, or by such other source, selected by the Administrator. If no public trading of the Ordinary Shares occurs on the relevant date but the shares are so listed, then Fair Market Value shall be determined as of the next preceding date on which trading of the Ordinary Shares does occur. For all purposes under this Plan, the term “relevant date” as used in this Section 2(h) means either the date as of which Fair Market Value is to be determined or the next preceding date on which public trading of the Ordinary Shares occurs, as determined in the Administrator’s discretion.
     (h) “Grant Agreement” means a written document memorializing the terms and conditions of an Award granted pursuant to the Plan and which shall incorporate the terms of the Plan.
     (i) “Ordinary Shares” means ordinary shares of the Company, par value of $0.001 per share.
3. Administration
     (a) Administration of the Plan. The Plan shall be administered by the Board or by such committee or committees as may be appointed by the Board from time to time. To the extent allowed by applicable state law, the Board by resolution may authorize an officer or officers to grant Awards (other than share Awards) to other officers and employees of the Company and its Affiliates, and, to the extent of such authorization, such officer or officers shall be the Administrator.
     (b) Powers of the Administrator. The Administrator shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards.
     The Administrator shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to: (i) determine the eligible persons to whom, and the time or times at which Awards shall be granted; (ii) determine the types of Awards to be granted; (iii) determine the number of shares to be covered by or used for reference purposes for each Award; (iv) impose such terms, limitations, restrictions and conditions upon any such Award as the Administrator shall deem appropriate; (v) modify, amend, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards (provided however, that, except as provided in Section 6 or 7(d) of the Plan, any modification that would materially adversely affect any outstanding Award shall not be made without the consent of the holder); (vi) accelerate or otherwise change the time in which an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award following termination of any grantee’s employment or other relationship with the Company; (vii) establish objectives and conditions, if any, for earning Awards and determining whether Awards will be paid with respect to a performance period; and (viii) for any purpose, including but not limited to, qualifying for preferred tax treatment under foreign tax laws or otherwise complying with the regulatory requirements of local or foreign jurisdictions, to establish, amend, modify, administer or terminate sub-plans, and prescribe, amend and rescind rules and regulations relating to such sub-plans.
     The Administrator shall have full power and authority, in its sole and absolute discretion, to administer, construe and interpret the Plan, Grant Agreements and all other documents relevant to the Plan and Awards issued thereunder, to establish, amend, rescind and interpret such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable, and to correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Administrator shall deem it desirable to carry it into effect.
     (c) Non-Uniform Determinations. The Administrator’s determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Grant Agreements evidencing such Awards) need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.
     (d) Limited Liability. To the maximum extent permitted by law, no member of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.
     (e) Indemnification. To the maximum extent permitted by law and by the Company’s charter and by-laws, the members of the Administrator shall be indemnified by the Company in respect of all their activities under the Plan.
     (f) Effect of Administrator’s Decision. All actions taken and decisions and determinations made by the Administrator on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Administrator’s sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Company, its shareholders, any participants in the Plan and any other employee, consultant, or director of the Company, and their respective successors in interest.
4. Shares Available for the Plan; Maximum Awards
     Subject to adjustments as provided in Section 7(d) of the Plan, the Ordinary Shares that may be issued with respect to Awards granted under the Plan shall not exceed an aggregate of 12,000,000 Ordinary Shares. The Company shall reserve such number of shares for Awards under the Plan, subject to adjustments as provided in Section 7(d) of the Plan. If any Award, or portion of an Award, under the Plan expires or terminates unexercised, becomes unexercisable, is settled in cash without delivery of Ordinary Shares, or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any Ordinary Shares are repurchased by the Company in connection with any Award (whether or not such surrendered Ordinary Shares were acquired pursuant to any Award), or if any Ordinary Shares are withheld by the Company, the number of Ordinary Shares subject to such Award and the repurchased and withheld shares shall thereafter be available for further Awards under the Plan; provided, however, that any such Ordinary Shares that are repurchased or withheld by the Company in connection with any Award or that are otherwise forfeited after issuance shall not be available for purchase pursuant to incentive share options intended to qualify under Code section 422.
5. Participation
     Participation in the Plan shall be open to all employees, officers, and directors of, and other individuals providing bona fide services to or for, the Company, or of any Affiliate of the Company, as may be selected by the Administrator from time to time. The Administrator may also grant Awards to individuals in connection with hiring, retention or otherwise, prior to the date the individual first performs services for the Company or an

Affiliate, provided that such Awards shall not become vested or exercisable, and no Ordinary Shares shall be issued to such individual, prior to the date the individual first commences performance of such services.
6. Awards
     The Administrator, in its sole discretion, establishes the terms of all Awards granted under the Plan. Awards may be granted individually or in tandem with other types of Awards, concurrently with or with respect to outstanding Awards. All Awards are subject to the terms and conditions provided in the Grant Agreement. The Administrator may permit or require a recipient of an Award to defer such individual’s receipt of the payment of cash or the delivery of Ordinary Shares that would otherwise be due to such individual by virtue of the issuance of, exercise of, payment of, or lapse or waiver of restrictions respecting, any Award. If any such payment deferral is required or permitted, the Administrator shall, in its sole discretion, establish rules and procedures for such payment deferrals.
     (a) Share Options. The Administrator may from time to time grant to eligible participants Awards of incentive shares options as that term is defined in Code section 422 or nonstatutory shares options; provided, however, that Awards of incentive share options shall be limited to employees of the Company or of any current or hereafter existing “parent corporation” or “subsidiary corporation,” as defined in Code sections 424(e) and (f), respectively, of the Company and any other individuals who are eligible to receive incentive share options under the provisions of Code section 422. Options intended to qualify as incentive shares options under Code section 422 must have an exercise price at least equal to Fair Market Value as of the date of grant, but nonstatutory share options may be granted with an exercise price less than Fair Market Value. No share option shall be an incentive share option unless so designated by the Administrator at the time of grant or in the Grant Agreement evidencing such share option.
     (b) Shares Appreciation Rights. The Administrator may from time to time grant to eligible participants Awards of Share Appreciation Rights (“SAR”). An SAR entitles the grantee to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one Ordinary Share over (B) the base price per share specified in the Grant Agreement, times (ii) the number of shares specified by the SAR, or portion thereof, which is exercised. The base price per Ordinary Share specified in the Grant Agreement shall not be less than the lower of the Fair Market Value on the grant date or the exercise price of any tandem shares option Award to which the SAR is related. Payment by the Company of the amount receivable upon any exercise of an SAR may be made by the delivery of Ordinary Share or cash, or any combination of Ordinary Share and cash, as determined in the sole discretion of the Administrator. If upon settlement of the exercise of an SAR a grantee is to receive a portion of such payment in Ordinary Shares, the number of shares shall be determined by dividing such portion by the Fair Market Value of an Ordinary Share on the exercise date. No fractional shares shall be used for such payment and the Administrator shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.
     (c) Share Awards. The Administrator may from time to time grant restricted or unrestricted shares Awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. A shares Award may be paid in Ordinary Shares, in cash, or in a combination of Ordinary Shares and cash, as determined in the sole discretion of the Administrator.
     (d) Phantom Shares. The Administrator may from time to time grant Awards to eligible participants denominated in share-equivalent units (“phantom shares”) in such amounts and on such terms and conditions as it shall determine. Phantom share units granted to a participant shall be credited to a bookkeeping reserve account solely for accounting purposes and shall not require a segregation of any of the Company’s assets. An Award of phantom share may be settled in Ordinary Shares, in cash, or in a combination of Ordinary Shares and cash, as determined in the sole discretion of the Administrator. Except as otherwise provided in the applicable Grant Agreement, the grantee shall not have the rights of a shareholder with respect to any shares of Ordinary Shares represented by a phantom share unit solely as a result of the grant of a phantom share unit to the grantee.

     (e) Performance Awards. The Administrator may, in its discretion, grant performance awards which become payable on account of attainment of one or more performance goals established by the Administrator. Performance awards may be paid by the delivery of Ordinary Shares or cash, or any combination of Ordinary Shares and cash, as determined in the sole discretion of the Administrator. Performance goals established by the Administrator may be based on the Company’s or an Affiliate’s operating income or one or more other business criteria selected by the Administrator that apply to an individual or group of individuals, a business unit, or the Company or an Affiliate as a whole, over such performance period as the Administrator may designate.
     (f) Other Share-Based Awards. The Administrator may from time to time grant other share-based awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. Other share-based awards may be denominated in cash, in Ordinary Shares or other securities, in share-equivalent units, in share appreciation units, in securities or debentures convertible into Ordinary Shares, or in any combination of the foregoing and may be paid in Ordinary Shares or other securities, in cash, or in a combination of Ordinary Shares or other securities and cash, all as determined in the sole discretion of the Administrator.
7. Miscellaneous
     (a) Withholding of Taxes. Grantees and holders of Awards shall pay to the Company or its Affiliate, or make provision satisfactory to the Administrator for payment of, any taxes required to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Company or its Affiliate may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the grantee or holder of an Award. In the event that payment to the Company or its Affiliate of such tax obligations is made in Ordinary Shares, such shares shall be valued at Fair Market Value on the applicable date for such purposes and shall not exceed in amount the minimum statutory tax withholding obligation.
     (b) Loans. To the extent otherwise permitted by law, the Company or its Affiliate may make or guarantee loans to grantees to assist grantees in exercising Awards and satisfying any withholding tax obligations.
     (c) Transferability. Except as otherwise determined by the Administrator, and in any event in the case of an incentive share option or a share appreciation right granted with respect to an incentive share option, no Award granted under the Plan shall be transferable by a grantee otherwise than by will or the laws of descent and distribution. Unless otherwise determined by the Administrator in accord with the provisions of the immediately preceding sentence, an Award may be exercised during the lifetime of the grantee, only by the grantee or, during the period the grantee is under a legal disability, by the grantee’s guardian or legal representative.
     (d) Adjustments for Corporate Transactions and Other Events.
(i)	Share Dividend, Share Split and Reverse Share Split. In the event of a share dividend of, or share split or reverse share split affecting, the Ordinary Shares, (A) the maximum number of shares of such Ordinary Shares as to which Awards may be granted under this Plan and the maximum number of shares with respect to which Awards may be granted during any one fiscal year of the Company to any individual, as provided in Section 4 of the Plan, and (B) the number of shares covered by and the exercise price and other terms of outstanding Awards, shall, without further action of the Board, be adjusted to reflect such event. The Administrator may make adjustments, in its discretion, to address the treatment of fractional shares and fractional cents that arise with respect to outstanding Awards as a result of the share dividend, share split or reverse share split.

(ii)	Non-Change in Control Transactions. Except with respect to the transactions set forth in Section 7(d)(i), in the event of any change affecting the Ordinary Shares, the Company or its capitalization, by reason of a spin-off, split-up, dividend, recapitalization, merger, consolidation or share exchange, other than any such change that is part of a transaction resulting in a Change in Control of the Company, the Administrator, in its discretion and without the consent of the holders of the Awards, may make (A) appropriate adjustments to the maximum number and kind of shares reserved for issuance or with respect to which Awards may be granted under the Plan, in the aggregate and with respect to any individual during any one fiscal year of the Company, as provided in Section 4 of the Plan; and (B) any adjustments in outstanding Awards, including but not limited to modifying the number, kind and price of securities subject to Awards.

(iii)	Change in Control Transactions. In the event of any transaction resulting in a Change in Control of the Company, outstanding share options and other Awards that are payable in or convertible into Ordinary Shares under this Plan will terminate upon the effective time of such Change in Control unless provision is made in connection with the transaction for the continuation or assumption of such Awards by, or for the substitution of the equivalent awards, as determined in the sole discretion of the Administrator, of, the surviving or successor entity or a parent thereof. In the event of such termination, the holders of share options and other Awards under the Plan will be permitted, immediately before the Change in Control, to exercise or convert all portions of such share options or other Awards under the Plan that are then exercisable or convertible or which become exercisable or convertible upon or prior to the effective time of the Change in Control. If, immediately before the Change in Control, no share of the Company is readily tradeable on an established securities market or otherwise, and the vesting of an Award or Awards pursuant to this Section 7(d)(iii) would be treated as a “parachute payment” (as defined in section 280G of the Code), then such Award or Awards shall not vest unless the requirements of the shareholder approval exemption of section 280G(b)(5) of the Code have been satisfied with respect to such Award or Awards.

(iv)	Unusual or Nonrecurring Events. The Administrator is authorized to make, in its discretion and without the consent of holders of Awards, adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.
     (e) Substitution of Awards in Mergers and Acquisitions. Awards may be granted under the Plan from time to time in substitution for awards held by employees, officers, consultants or directors of entities who become or are about to become employees, officers, consultants or directors of the Company or an Affiliate as the result of a merger or consolidation of the employing entity with the Company or an Affiliate, or the acquisition by the Company or an Affiliate of the assets or share of the employing entity. The terms and conditions of any substitute Awards so granted may vary from the terms and conditions set forth herein to the extent that the Administrator deems appropriate at the time of grant to conform the substitute Awards to the provisions of the awards for which they are substituted.
     (f) Other Agreements. As a condition precedent to the grant of any Award under the Plan, the exercise pursuant to such an Award, or to the delivery of certificates for shares issued pursuant to any Award, the Administrator may require the grantee or the grantee’s successor or permitted transferee, as the case may be, to become a party to a share restriction agreement, shareholders’

agreement, voting trust agreement or other agreements regarding the Ordinary Shares of the Company in such form(s) as the Administrator may determine from time to time.
     (g) Termination, Amendment and Modification of the Plan. The Board may terminate, amend or modify the Plan or any portion thereof at any time. Except as otherwise determined by the Board, termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.
     (h) Non-Guarantee of Employment or Service. Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an individual to continue in the service of the Company or shall interfere in any way with the right of the Company to terminate such service at any time with or without cause or notice and whether or not such termination results in (i) the failure of any Award to vest; (ii) the forfeiture of any unvested or vested portion of any Award; and/or (iii) any other adverse effect on the individual’s interests under the Plan.
     (i) Compliance with Securities Laws; Listing and Registration. If at any time the Administrator determines that the delivery of Ordinary Shares under the Plan is or may be unlawful under the laws of any applicable jurisdiction, or Federal, state or foreign securities laws (including registration and filing requirements), the right to exercise an Award or receive Ordinary Shares pursuant to an Award shall be suspended until the Administrator determines that such delivery is lawful. The Company shall have no obligation to effect any registration or qualification of the Ordinary Shares under Federal, state or foreign laws.
     The Company may require that a grantee, as a condition to exercise of an Award, and as a condition to the delivery of any share certificate, make such written representations (including representations to the effect that such person will not dispose of the Ordinary Shares so acquired in violation of Federal, state or foreign securities laws) and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company to issue the Ordinary Shares in compliance with applicable Federal, state or foreign securities laws. The share certificates for any Ordinary Shares issued pursuant to this Plan may bear a legend restricting transferability of the Ordinary Shares unless such shares are registered or an exemption from registration is available under the Securities Act of 1933, as amended, and applicable state or foreign securities laws.
     (j) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a grantee or any other person. To the extent that any grantee or other person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.
     (k) Governing Law. The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Administrator relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of without regard to its conflict of laws principles.
     (l) Effective Date; Termination Date. The Plan is effective as of the date on which the Plan is adopted by the Board, subject to approval of the shareholders within twelve months before or after such date. No Award shall be granted under the Plan after the close of business on the day immediately preceding the tenth anniversary of the effective date of the Plan, or if earlier, the tenth anniversary of the date this Plan is approved by the shareholders. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.
PLAN APPROVAL

Date Approved by the Board:
Date Approved by the Shareholders:

APPENDIX A
PROVISIONS FOR CALIFORNIA RESIDENTS
     With respect to Awards granted to California residents prior to a public offering of the capital shares of the Company that is effected pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933, as amended, and only to the extent required by applicable law, the following provisions shall apply notwithstanding anything in the Plan or a Grant Agreement to the contrary:
1. With respect to any Award granted in the form of a share option pursuant to Section 6(a) of the Plan:
(a) The exercise period shall be no more than 120 months from the date the option is granted.
(b) The options shall be non-transferable other than by will, by the laws of descent and distribution, or, if and to the extent permitted under the Grant Agreement, to a revocable trust or as permitted by Rule 701 of the Securities Act of 1933, as amended (17 C.F.R. 230.701).
(c) Unless employment is terminated for “cause” as defined by applicable law, the terms of the Plan or Grant Agreement, or a contract of employment, the right to exercise the option in the event of termination of employment, to the extent that the Award recipient is entitled to exercise on the date employment terminates, will be as follows:
(1) At least 6 months from the date of termination if termination was caused by death or disability.
(2) At least 30 days from the date of termination if termination was caused by other than death or disability.
2. With respect to an Award, granted pursuant to Section 6(c) of the Plan, that provides the Award recipient the right to purchase shares, the Award shall be non-transferable other than by will, by the laws of descent and distribution, or, if and to the extent permitted under the Grant Agreement, to a revocable trust or as permitted by Rule 701 of the Securities Act of 1933, as amended (17 C.F.R. 230.701).
3. The Plan shall have a termination date of not more than 10 years from the date the Plan is adopted by the Board or the date the Plan is approved by the security holders, whichever is earlier.
4. Security holders representing a majority of the Company’s outstanding securities entitled to vote must approve the Plan by the later of (a) 12 months after the date the Plan is adopted or (b) 12 months after the granting of any Award to a resident of California. Any option exercised or any securities purchased before security holder approval is obtained must be rescinded if security holder approval is not obtained within the period described in the preceding sentence. Such securities shall not be counted in determining whether such approval is obtained.
5. At the discretion of the Administrator, the Company may reserve to itself and/or its assignee(s) in the Grant Agreement or any applicable share restriction agreement a right to repurchase securities held by an Award recipient upon such Award recipient’s termination of employment at any time within six months after such Award recipient’s termination date (or in the case of securities issued upon exercise of an option after the termination date, within six months after the date of such exercise) for cash or cancellation of purchase money indebtedness, at:
(A) no less than the Fair Market Value of such securities as of the date of the Award recipient’s termination of employment, provided, that such right to repurchase securities terminates when the Company’s securities have become publicly traded; or
(B) the Award recipient’s original purchase price, provided, that such right to repurchase securities at the original purchase price lapses at the rate of at least 20% of the securities per year over 5 years from

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the date the option is granted (without respect to the date the option was exercised or became exercisable).
     The securities held by an officer, director, manager or consultant of the Company or an affiliate may be subject to additional or greater restrictions.
6. The Company will provide financial statements to each Award recipient annually during the period such individual has Awards outstanding, or as otherwise required under Section 260.140.46 of Title 10 of the California Code of Regulations. Notwithstanding the foregoing, the Company will not be required to provide such financial statements to Award recipients when the Plan complies with all conditions of Rule 701 of the Securities Act of 1933, as amended (17 C.F.R. 230.701); provided that for purposes of determining such compliance, any registered domestic partner shall be considered a “family member” as that term is defined in Rule 701.
7. The Plan is intended to comply with Section 25102(o) of the California Corporations Code. Any provision of this Plan which is inconsistent with Section 25102(o), including without limitation any provision of this Plan that is more restrictive than would be permitted by Section 25102(o) as amended from time to time, shall, without further act or amendment by the Board, be reformed to comply with the provisions of Section 25102(o). If at any time the Administrator determines that the delivery of Ordinary Shares under the Plan is or may be unlawful under the laws of any applicable jurisdiction, or federal or state securities laws, the right to exercise an Award or receive Ordinary Shares pursuant to an Award shall be suspended until the Administrator determines that such delivery is lawful. The Company shall have no obligation to effect any registration or qualification of the Ordinary Shares under federal or state laws.

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CHINA HYDROELECTRIC CORPORATION
2008 SHARE INCENTIVE PLAN
Grant No.:
Nonstatutory Share Option Notice
     This Notice evidences the award of nonstatutory share options (each, an “Option” or collectively, the “Options”) that have been granted to you, [NAME], subject to and conditioned upon your agreement to the terms of the attached Nonstatutory Share Option Agreement (the “Agreement”). The Options entitle you to purchase Ordinary Shares, par value $0.001 per share (“Ordinary Shares”), of China Hydroelectric Corporation, a Cayman Islands exempted company (the “Company”), under the CHINA HYDROELECTRIC CORPORATION 2008 Share Incentive Plan (the “Plan”). The number of Ordinary Shares you may purchase and the exercise price at which you may purchase them are specified below. This Notice constitutes part of and is subject to the terms and provisions of the Agreement and the Plan, which are incorporated by reference herein. You must return an executed copy of this Notice to the Company within 30 days of the date hereof. If you fail to do so, the Options will be null and void.
Grant Date: [GRANT DATE]
Number of Shares: [NUMBER]
Exercise Price: [PRICE] per share
Expiration Date: The Options expire at 5:00 p.m. Eastern Time on the last business day coincident with or prior to the 5th anniversary of the Grant Date (the “Expiration Date”), unless fully exercised or terminated earlier.
Exercisability Schedule: Subject to the terms and conditions described in the Agreement, the Options become exercisable in accordance with the schedule below:
The extent to which the Options are exercisable as of a particular date is rounded down to the nearest whole share. However, exercisability is rounded up to 100% on the [           anniversary] of the Grant Date.

CHINA HYDROELECTRIC CORPORATION

By:

Date:

I acknowledge that I have carefully read the attached Agreement and the Plan and agree to be bound by all of the provisions set forth in these documents.

Enclosures:	Nonstatutory Share Option Agreement
	China Hydroelectric Corporation 2008	OPTIONEE
Share Incentive Plan
Share Restriction Agreement
Exercise Form

Date:

Grant No.:
Nonstatutory Share Option Agreement
Under The
CHINA HYDROELECTRIC CORPORATION 2008 Share Incentive Plan
     1. Terminology. Capitalized terms used in this Agreement are defined in the correlating Share Option Notice and/or the Glossary at the end of the Agreement.
     2. Exercise of Options.
          (a) Exercisability. The Options will become exercisable in accordance with the Exercisability Schedule set forth in the Share Option Notice, so long as you are in the Service of the Company from the Grant Date through the applicable exercisability dates. None of the Options will become exercisable after your Service with the Company ceases, unless the Share Option Notice provides otherwise with respect to exercisability that arises as a result of your cessation of Service.
          (b) Right to Exercise. You may exercise the Options, to the extent exercisable, at any time on or before 5:00 p.m. Eastern Time on the Expiration Date or the earlier termination of the Options, unless otherwise provided under applicable law. Section 3 below describes certain limitations on exercise of the Options that apply in the event of your death, Total and Permanent Disability, or termination of Service. The Options may be exercised only in multiples of whole Shares and may not be exercised at any one time as to fewer than one hundred Shares (or such lesser number of Shares as to which the Options are then exercisable). No fractional Shares will be issued under the Options.
          (c) Exercise Procedure. In order to exercise the Options, you must provide the following items to the Secretary of the Company or his or her delegate before the expiration or termination of the Options:
(i)	notice, in such manner and form as the Administrator may require from time to time, specifying the number of Shares to be purchased under the Options; and

(ii)	full payment of the Exercise Price for the Shares or properly executed, irrevocable instructions, in such manner and form as the Administrator may require from time to time, to effectuate a broker-assisted cashless exercise, each in accordance with Section 2(d) of this Agreement; and

(iii)	an executed copy of any other agreements requested by the Administrator pursuant to Section 2(e) of this Agreement.
An exercise will not be effective until the Secretary of the Company or his or her delegate receives all of the foregoing items, and such exercise otherwise is permitted under and complies with all applicable federal, state and foreign securities laws.
          (d) Method of Payment. You may pay the Exercise Price by:
(i)	delivery of cash, certified or cashier’s check, money order or other cash equivalent acceptable to the Administrator in its discretion;

(ii)	a broker-assisted cashless exercise in accordance with Regulation T of the Board of Governors of the Federal Reserve System through a brokerage firm approved by the Administrator;

(iii)	subject to such limits as the Administrator may impose from time to time, tender (via actual delivery or attestation) to the Company of other Ordinary Shares of the Company which have a Fair Market Value on the date of tender equal to the Exercise Price, provided that tender of such shares will not result in the Company having to record a charge to earnings under United States generally accepted accounting principles then applicable to the Company;

(iv)	any other method approved by the Administrator; or

(v)	any combination of the foregoing.
          (e) Agreement to Execute Other Agreements. You agree to execute, as a condition precedent to the exercise of the Options and at any time thereafter as may reasonably be requested by the Administrator, a Share Restriction Agreement substantially in the form, and containing the terms and provisions, of the Share Restriction Agreement attached hereto as Exhibit A, with respect to any shares you acquire pursuant to this Agreement; provided, however, that execution of the Share Restriction Agreement will not be required upon any exercise that occurs after the closing of the first public offering of Ordinary Shares of the Company that is effected pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933 or, if later, the expiration of any market stand-off agreement that applies to other shareholders of the Company respecting such public offering of Ordinary Shares.
          (f) Issuance of Shares upon Exercise. As soon as practicable after exercise of the Options, the Company will deliver a share certificate to you, or deliver Shares electronically or in certificate form to your designated broker on your behalf, for the Shares issued upon exercise. Any share certificates delivered will, unless the Shares are registered or an exemption from registration is available under applicable federal and state law, bear a legend restricting transferability of such Shares and referencing any applicable Share Restriction Agreement.
     3. Termination of Service.
          (a) Termination of Unexercisable Options. If your Service with the Company ceases for any reason, the Options that are then unexercisable will terminate immediately upon such cessation.
          (b) Exercise Period Following Termination of Service. If your Service with the Company ceases for any reason other than discharge for Cause, the Options that are then exercisable will terminate upon the earliest of:
        (i) the expiration of 30 days following such cessation, if your Service ceases on account of (1) your termination by the Company other than a discharge for Cause, or (2) your voluntary termination other than for Total and Permanent Disability or death;
        (ii) the expiration of 12 months following such cessation, if your Service ceases on account of your Total and Permanent Disability or death;
        (iii) the expiration of 12 months following your death, if your death occurs during the periods described in clauses (i) or (ii) of this Section 3(b), as applicable; or

        (iv) the Expiration Date.
In the event of your death, the exercisable Options may be exercised by your executor, personal representative, or the person(s) to whom the Options are transferred by will or the laws of descent and distribution.
          (c) Misconduct. The Options will terminate in their entirety, regardless of whether the Options are then exercisable, immediately upon your discharge from Service for Cause, or upon your commission of any of the following acts during the exercise period following your termination of Service: (i) fraud on or misappropriation of any funds or property of the Company, or (ii) your breach of any provision of any employment, non-disclosure, non-competition, non-solicitation, assignment of inventions, or other similar agreement executed by you for the benefit of the Company, as determined by the Administrator, which determination will be conclusive.
          (d) Change in Status. In the event that your Service is with a business, trade or entity that, after the Grant Date, ceases for any reason to be part or an Affiliate of the Company, your Service will be deemed to have terminated for purposes of this Section 3 upon such cessation if your Service does not continue uninterrupted immediately thereafter with the Company or an Affiliate of the Company.
     4. Market Stand-Off Agreement. You agree that following the effective date of a registration statement of the Company filed under the Securities Act of 1933, you, for the duration specified by and to the extent requested by the Company and an underwriter of Ordinary Shares or other securities of the Company, shall not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such securities, whether any such aforementioned transaction is to be settled by delivery of such securities or other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, in each case during the seven days prior to and the 180 days after the effectiveness of any underwritten offering of the Company’s equity securities (or such longer or shorter period as may be requested in writing by the managing underwriter and agreed to in writing by the Company) (the “Market Stand-Off Period”), except as part of such underwritten registration if otherwise permitted. In addition, you agree to execute any further letters, agreements and/or other documents requested by the Company or its underwriters that are consistent with the terms of this Section 4. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Stand-Off Period.
     5. Nontransferability of Options. These Options and, before exercise, the underlying Shares are nontransferable otherwise than by will or the laws of descent and distribution and, during your lifetime, the Options may be exercised only by you or, during the period you are under a legal disability, by your guardian or legal representative. Except as provided above, the Options and, before exercise, the underlying Shares may not be assigned, transferred, pledged, hypothecated, subjected to any “put equivalent position,” “call equivalent position” (as each preceding term is defined by Rule 16(a)-1 under the Securities Exchange Act of 1934), or short position, or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.
     6. Nonqualified Nature of the Options. The Options are not intended to qualify as incentive share options within the meaning of Code section 422, and this Agreement shall be so construed. You hereby acknowledge that, upon exercise of the Options, you will recognize compensation income in an amount equal to the excess of the then Fair Market Value of the

Shares over the Exercise Price and must comply with the provisions of Section 7 of this Agreement with respect to any tax withholding obligations that arise as a result of such exercise.
     7. Withholding of Taxes. At the time the Options are exercised, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll or any other payment of any kind due to you and otherwise agree to make adequate provision for foreign, federal, state and local taxes required by law to be withheld, if any, which arise in connection with the Options. The Company may require you to make a cash payment to cover any withholding tax obligation as a condition of exercise of the Options or issuance of share certificates representing Shares.
     The Administrator may, in its sole discretion, permit you to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with the Options either by electing to have the Company withhold from the Shares to be issued upon exercise that number of Shares, or by electing to deliver to the Company already-owned shares, in either case having a Fair Market Value not in excess of the amount necessary to satisfy the statutory minimum withholding amount due.
     8. Adjustments. The Administrator may make various adjustments to your Options, including adjustments to the number and type of securities subject to the Options and the Exercise Price, in accordance with the terms of the Plan.
     9. Non-Guarantee of Employment or Service Relationship. Nothing in the Plan or this Agreement will alter your at-will or other employment status or other service relationship with the Company, nor be construed as a contract of employment or service relationship between you and the Company, or as a contractual right for you to continue in the employ of, or in a service relationship with, the Company for any period of time, or as a limitation of the right of the Company to discharge you at any time with or without Cause or notice and whether or not such discharge results in the failure of any of the Options to become exercisable or any other adverse effect on your interests under the Plan.
     10. No Rights as a Shareholder. You shall not have any of the rights of a shareholder with respect to the Shares until such Shares have been issued to you upon the due exercise of the Options. No adjustment will be made for dividends or distributions or other rights for which the record date is prior to the date such Shares are issued.
     11. The Company’s Rights. The existence of the Options shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other shares with preference ahead of or convertible into, or otherwise affecting the Ordinary Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
     12. Entire Agreement. This Agreement, together with the correlating Share Option Notice, the Share Restriction Agreement (if any), and the Plan, contain the entire agreement between you and the Company with respect to the Options. Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement with respect to the Options shall be void and ineffective for all purposes.
     13. Amendment. This Agreement may be amended from time to time by the Administrator in its discretion; provided, however, that this Agreement may not be modified in a manner that would have a materially adverse effect on the Options or Shares as determined in the discretion of the Administrator, except as provided in the Plan or in a written document signed by you and the Company.
     14. Conformity with Plan. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan. Any conflict between the terms of this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. In the event of any ambiguity in this Agreement or any matters as to which this Agreement is silent, the Plan shall govern. A copy of the Plan is provided to you with this Agreement.
     15. Risk and Financial Information Disclosure. For purposes of claiming an exemption from registration under Rule 12h-1(f)(1) under the Securities Exchange Act of 1934, the Company may decide to provide you with information described in Rules 701(e)(3), (4), and (5) under the Securities Act of 1933 (risk and financial information relating to the Company), every six months, with the financial statements being not more than 180 days old and with such information provided either by physical or electronic delivery or by written notice of the availability of the information on an Internet site that may be password-protected and of any password needed to access the information[; so long as you agree to execute, as a condition precedent to the provision of the information, an agreement to keep the information confidential in such manner and form as the Administrator may require from time to time]. Notwithstanding the foregoing, the Company shall have no initial or continuing obligation to provide you with the information described in this Section 15, except as otherwise required by applicable law.]
{Glossary begins on next page}

GLOSSARY
          (a) “Affiliate” has the meaning set forth in the Plan.
          (b) “Cause” has the meaning ascribed to such term or words of similar import in your written employment or service contract with the Company as in effect at the time at issue and, in the absence of such agreement or definition, means your (i) conviction of, or plea of nolo contendere to, a felony or crime involving moral turpitude; (ii) fraud on or misappropriation of any funds or property of the Company, any affiliate, customer or vendor; (iii) personal dishonesty, incompetence, willful misconduct, willful violation of any law, rule or regulation (other than minor traffic violations or similar offenses) or breach of fiduciary duty which involves personal profit; (iv) willful misconduct in connection with your duties or willful failure to perform your responsibilities in the best interests of the Company; (v) illegal use or distribution of drugs; (vi) violation of any Company rule, regulation, procedure or policy; or (vii) breach of any provision of any employment, non-disclosure, non-competition, non-solicitation or other similar agreement executed by you for the benefit of the Company, all as determined by the Administrator, which determination will be conclusive.
          (c) “Change in Control” has the meaning set forth in the Plan.
          (d) “Company” includes China Hydroelectric Corporation and its Affiliates, except where the context otherwise requires. For purposes of determining whether a Change in Control has occurred, Company shall mean only China Hydroelectric Corporation.
          (e) “Fair Market Value” of a share has the meaning set forth in the Plan.
          (f) “Service” means your employment or other service relationship with the Company.
          (g) “Shares” mean the Ordinary Shares underlying the Options.
          (h) “Share Option Notice” means the written notice evidencing the award of the Options that correlates with and makes up a part of this Agreement.
          (i) “Total and Permanent Disability” means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months. The Administrator may require such proof of Total and Permanent Disability as the Administrator in its sole discretion deems appropriate and the Administrator’s good faith determination as to whether you are totally and permanently disabled will be final and binding on all parties concerned.
          (j) “You”; “Your”. “You” or “your” means the recipient of the award of Options as reflected on the Share Option Notice. Whenever the Agreement refers to “you” under circumstances where the provision should logically be construed, as determined by the Administrator, to apply to your estate, personal representative, or beneficiary to whom the Options may be transferred by will or by the laws of descent and distribution, the word “you” shall be deemed to include such person.

EXERCISE FORM

Administrator of China Hydroelectric Corporation 2008 Share Incentive Plan
c/o Office of the Corporate Secretary
China Hydroelectric Corporation

[ADDRESS OF THE COMPANY]

Gentlemen:
     I hereby exercise the Options granted to me on                                         ,                      , by China Hydroelectric Corporation (the “Company”), subject to all the terms and provisions of the applicable grant agreement and of the China Hydroelectric Corporation 2008 Share Incentive Plan (the “Plan”), and notify you of my desire to purchase                      shares of Ordinary Shares of the Company at a price of $                     per share pursuant to the exercise of said Options.
     This will confirm my understanding with respect to the shares to be issued to me by reason of this exercise of the Options (the shares to be issued pursuant hereto shall be collectively referred to hereinafter as the “Shares”) as follows:
          (a) I am purchasing the Shares for my own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act of 1933 (the “Securities Act”), or any rule or regulation under the Securities Act.
          (b) I understand that the Shares are being issued without registration under the Securities Act, in reliance upon one or more exemptions contained in the Securities Act, and such reliance is based in part on the above representation. I also understand that the Company is not obligated to comply with the registration requirements of the Securities Act or with the requirements for an exemption under Regulation A under the Securities Act for my benefit.
          (c) I have had such opportunity as I deemed adequate to obtain from representatives of the Company such information as is necessary to permit me to evaluate the merits and risks of my investment in the Company.
          (d) I have sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.
          (e) I can afford a complete loss of the value of the Shares and am able to bear the economic risk of holding such Shares for an indefinite period.
          (f) I understand that (i) the Shares have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act; (ii) the Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available and, therefore, they may need to be held indefinitely; and (iii) there is now no registration statement on file with the Securities and Exchange Commission with respect to any share of the Company and the Company has no obligation or current intention to register the Shares under the Securities Act. As a condition to any transfer of the Shares, I understand that the Company may require an opinion of counsel satisfactory to the Company to the effect that such transfer does not require registration under the Securities Act or any state securities law.
          (g) I understand that the certificates for the Shares to be issued to me will bear a legend substantially as follows:

The Ordinary Shares represented by this certificate are subject to restrictions on transfer, an option to purchase and a market stand-off agreement set forth in a certain Share Restriction Agreement between the corporation and the registered owner of this certificate (or his predecessor in interest), and no transfer of such shares may be made without compliance with that Agreement. A copy of that Agreement is available for inspection at the office of the corporation upon appropriate request and without charge.
The securities represented by this share certificate have not been registered under the Securities Act of 1933 (the “Act”) or applicable state securities laws (the “State Acts”), and shall not be sold, pledged, hypothecated, donated, or otherwise transferred (whether or not for consideration) by the holder except upon the issuance to the corporation of a favorable opinion of its counsel and/or submission to the corporation of such other evidence as may be satisfactory to counsel for the corporation, to the effect that any such transfer shall not be in violation of the Act and the State Acts.
The Company will issue appropriate stop transfer instructions to its transfer agent.
          (h) I am a party to a grant agreement and a share restriction agreement with the Company, pursuant to which I have agreed to certain restrictions on the transferability of the Shares and other matters relating thereto.
Total Amount Enclosed: $

Date:

(Optionee)

Received by CHINA HYDROELECTRIC CORPORATION on

,

By: